                                                              EXHIBIT 99.5

           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

         (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                      GREAT WESTERN FINANCIAL CORPORATION

                                      FOR

                    A NUMBER OF SHARES OF COMMON STOCK

                                      OF

                           H. F. AHMANSON & COMPANY

                EQUAL TO THE EXCHANGE RATIO STATED HEREIN

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
 CITY TIME, ON [DAY],    , 1997, UNLESS THE OFFER IS EXTENDED. SHARES WHICH
 ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

To Our Clients:

  Enclosed for your consideration are the Prospectus dated March , 1997 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), to exchange a number of shares of common stock, par value $0.01 per share (the "Ahmanson Common Stock"), of Ahmanson (such nominee, the "Exchange Ratio") determined by dividing $50 by the average closing price of Ahmanson Common Stock on the New York Stock Exchange
(the "NYSE") on the 20 trading days ending on the [third] trading day prior to the Expiration Date, subject to a maximum of 1.20 shares of Ahmanson Common Stock and a minimum of 1.10 shares of Ahmanson Common Stock for each outstanding share of Common Stock, par value $1.00 per share (each, a "Share" and collectively the "Shares"), of Great Western Financial Corporation, a Delaware corporation ("Great Western"), including the associated common stock purchase rights (each a "Right" and collectively, the "Rights") issued pursuant to the GWF Rights Plan, upon the terms and subject to the conditions set forth in the Offer.

  Stockholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Offer--Exchange of Shares, Delivery of Ahmanson Common Stock" in the Prospectus) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer-- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Please note the following:

    1. Ahmanson is offering to acquire each outstanding Share in exchange for a number of shares of Ahmanson Common Stock equal to the Exchange Ratio.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New
  York City time, on     , 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the Ahmanson Stockholder Approval Condition, the Rights Plan and DGCL 203 Condition, the GWF/WAMU Merger Agreement Condition and the Regulatory Approvals Condition (in each case as defined in the Prospectus). See "The Offer--Minimum Tender Condition," "Ahmanson Stockholder Approval Condition," "--GWF/WAMU Merger Agreement Condition," "--Regulatory Approvals Condition" and "--Certain Other Conditions of the Offer" in the Prospectus.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  The Offer is made solely by the Prospectus dated [     ]  , 1997 and the
related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Ahmanson may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Ahmanson by Credit Suisse First Boston Corporation or Montgomery Securities, as Dealer Managers, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                       INSTRUCTIONS WITH RESPECT TO THE
           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

         (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                      OF

                      GREAT WESTERN FINANCIAL CORPORATION

                                      FOR

                    A NUMBER OF SHARES OF COMMON STOCK

                                      OF

                           H. F. AHMANSON & COMPANY

                EQUAL TO THE EXCHANGE RATIO STATED HEREIN

  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated March , 1997 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by
H. F. Ahmanson & Company, a Delaware corporation ("Ahmanson"), to exchange a number of shares of Common Stock, par value 0.01 per share (the "Ahmanson Common Stock"), of Ahmanson (such number, the "Exchange Ratio") determined by dividing $50 by the average closing price of Ahmanson Common Stock on the New York Stock Exchange (the "NYSE") on the 20 trading days ending on the [third] trading day prior to the Expiration Date, subject to a maximum of 1.2 shares of Ahmanson Common Stock and a minimum of 1.1 shares of Ahmanson Common Stock for each outstanding share of Common Stock, par value $1.00 per share (each, a "Share" and collectively, the "Shares"), of Great Western Financial Corporation, a Delaware corporation ("Great Western") including the associated common stock purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the GWF Rights Plan.

  You are instructed to tender to Ahmanson the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    NUMBER OF SHARES TO BE                              SIGN HERE
          TENDERED:*                      -------------------------------------

                                          -------------------------------------
SHARES:

                                                      Signature(s)
Account Number: _______________           -------------------------------------
Dated: __________________, 1997           -------------------------------------
                                          Please Print Name(s) and Address(es)
                                                           Here
                                          -------------------------------------
                                            Area Code and Telephone Number(s)
                                          -------------------------------------
                                              Tax Identification or Social
--------                                            Security Number(s)
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.